Amendment to
        Certificate of Designations, Rights, Preferences and Limitations

                              eAUTOCLAIMS.COM, INC.
                      SERIES A CONVERTIBLE PREFERRED STOCK

          Pursuant to Title 7, Chapter 78, Section 78.199 of the Nevada Revised Statutes

It is certified that:

          A. The name of the corporation is eAutoclaims.com, Inc., a Nevada corporation (hereinafter the "Company").

          B. The certificate of incorporation of the Company, as amended, authorizes the issuance of five million (5,000,000) shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

          C. That on August 28, 2000, the Company filed a Certificate of Designations, Rights, Preferences and Limitations authorizing the issuance of its Series A Convertible Preferred Stock pursuant to File No. C16891-96.

          D. Pursuant to the authority conferred upon the Board of Directors, the Board of Directors of the Company, effective May 21, 2001, duly adopted and authorized the following amendments to the provisions of the original Certificate of Designations, Rights, Preferences and Limitations filed on August 28, 2000:

                    (a) Section 1 shall be amended to increase the number of shares of Preferred Stock from 500 to 600 shares.

                    (b) Section 5(b)(ii) shall be revised to indicate that through June 30, 2001 each share of Preferred Stock may be converted into 6,667 shares of fully paid and non-assessable shares of common stock. If the currently pending Registration Statement is not declared effective by June 30, 2001, the conversion price shall equal the lesser of (i) sixty-two and one-half cents ($0.625) or (ii) seventy-five percent (75%) of the average of the closing bid prices for the common stock for the three (3) lowest trading days out of the twenty
                              (20) consecutive trading days immediately preceding the date of conversion, as reported on the National Association of Security Dealers OTC Bulletin Board Market (or such other National Securities Exchange or market on which the common stock may trade at such time).

                    (c) A new Section 12 shall be added entitled "Special Mandatory Redemption", which will provide that the Company is obligated to redeem the one hundred
                              (100) shares of Preferred Stock being purchased by Governors Road pursuant to the Binding Bridge Financing Term Sheet at one hundred twenty percent (120%) of the face amount ($6,000 per share of Preferred Stock), plus accrued interest, upon the earlier of August 15, 2001 or the closing of the Company's anticipated public offering under cover of the Registration Statement underwritten by Dirks & Company. If the Company does not redeem the one hundred (100) shares of Preferred Stock acquired by Governors Road pursuant to the Binding Bridge Financing Term Sheet for any reason, then the amended conversion features set forth in revised Section 5(b)(ii) above shall apply.

                    (d) All of the terms and provisions of the original Certificate of Designations, Rights, Preferences and Limitations shall remain in full force and effect.

         Signed and attested on May ____, 2001.

                              eAUTOCLAIMS.COM, INC.

                              By:
                                 -----------------------------------------------
                              Name:
                                 -----------------------------------------------
                              Title:
                                 -----------------------------------------------
Attest:

---------------------------
         Secretary

STATE OF          FLORIDA  )
                           )  SS
COUNTY OF         PINELLAS )

         On this ___ day of May, 2001, before me personally appeared and who are personally known to me Eric Seidel, the President and Susan L. Abels, the Assistant Secretary of eAUTOCLAIMS.COM, INC., a Nevada corporation, on behalf of said corporation.



                                                              Notary Public
My Commission Expires:

                                       2